FORM NSAR
Q77.O Transactions effected pursuant to Rule 10F3

Fidelity Union Street Trust

Series Number	Fund	Trade Date	Settle Date	Security Name:	Size of Offering:	Aggregate Offering Value	Price:	Shares Purchased	Transaction Value	Underwriter Fidelity Purchased From	Underwriting Members:(1)	Underwriting Members:(2)	Underwriting Members:(3)	Underwriting Members:(4)	Underwriting Members:(5)	Underwriting Members:(6)
9	FID EXPORT & MULTINATIONAL FD	08-Dec-99	13-Dec-99	Preview Systems, Inc.	3,800,000	79,800,000	21.00	100	2,100	BancBoston Robertson Stephens Inc.	BancBoston Robertson Stephens Inc.	Dain Rauscher Wessels	SoundView Technology Group, Inc.	E*Offering Corp	Fidelity Capital Markets
9	FID EXPORT & MULTINATIONAL FD	08-Dec-99	13-Dec-99	Preview Systems, Inc.	3,800,000	79,800,000	21.00	100	2,100	BancBoston Robertson Stephens Inc.	BancBoston Robertson Stephens Inc.	Dain Rauscher Wessels	SoundView Technology Group, Inc.	E*Offering Corp	Fidelity Capital Markets
9	FID EXPORT & MULTINATIONAL FD	26-Jun-00	30-Jun-00	Stratos Lightwave	8,750,000	183,750,000	21.00	200	10,500	LEHM	Lehman Brothers	CIBC World Mkt.	US Bancorp	Robert Baird	Tucker Anthony	Fid. Capital Markets
9	FID EXPORT & MULTINATIONAL FD	06-Dec-99	10-Dec-99	Harris Interactive	5,800,000	81,200,000	14.00	200	2,800	Lehman Brothers Inc.	Lehman Brothers Inc.	U.S. Bancorp Piper Jaffray Inc.	Volpe Brown Whelan & Company, LLC	E*Offering Corp.	Fidelity Capital Markets
9	FID EXPORT & MULTINATIONAL FD	07-Dec-99	10-Dec-99	HealthCentral.com	7,500,000	82,500,000	11.00	300	3,300	Lehman Brothers, Inc.	Lehman Brothers, Inc.	Hambrecht & Quist LLC	Pacific Growth Equities, Inc.	Wit Capital Corporation	Fidelity Capital Markets
9	FID EXPORT & MULTINATIONAL FD	22-Nov-99	29-Nov-99	deltathree.com	6,000,000	90,000,000	15.00	100	1,500	Lehman Brothers, Inc.	Lehman Brothers, Inc.	Merrill Lynch, Pierce, Fenner & Smith Inc.	U.S. Bancorp Piper Jaffray Inc.	Lazard Freres & Co. LLC	Fidelity Capital Markets
9	FID EXPORT & MULTINATIONAL FD	19-Nov-99	24-Nov-99	Mediaplex	6,000,000	72,000,000	12.00	100	1,200	Lehman Brothers, Inc.	Lehman Brothers, Inc.	SG Cowen Securities Corporation	U.S. Bancorp Piper Jaffray Inc.	Fidelity Capital Markets
9	FID EXPORT & MULTINATIONAL FD	15-Feb-00	18-Feb-00	Chordiant Software	4,500,000	81,000,000	18.00	100	88,200	RSSF	FleetBoston Robertson Stephens Inc.	Dain Rauscher Incorporated	Thomas Weisel Partners LLC	0	0	0
9	FID EXPORT & MULTINATIONAL FD	12-Nov-99	17-Nov-99	NetCreations Inc.	3,300,000	42,900,000	13.00	100	1,300	Friedman, Billings, Ramsey & Co, Inc.	Friedman, Billings, Ramsey & Co, Inc.	C.E. Unterberg, Towbin	fbr.com, a division of FBR Investment Services, Inc.	Fidelity Capital Markets
9	FID EXPORT & MULTINATIONAL FD	10-Feb-00	15-Feb-00	Xcare.net, Inc.	5,000,000	90,000,000	18.00	100	1,800	RSSF	FleetBoston Robertson Stephens Inc.	SG Cowen Securities Corporation	E*Offering Corp.	Advest, Inc.	0	0
9	FID EXPORT & MULTINATIONAL FD	08-Dec-99	13-Dec-99	NetRatings	4,000,000	68,000,000	17.00	100	1,700	Lehman Brothers, Inc.	Lehman Brothers, Inc.	Banc of America Securities LLC	CIBC World Markets Corp.	C.E. Unterberg, Towbin	Fidelity Capital Markets
9	FID EXPORT & MULTINATIONAL FD	28-Jan-00	02-Feb-00	SBA Communications	9,000,000	243,000,000	27.00	60,000	1,620,000	Lehman Brothers Inc.	Lehman Brothers Inc.	Deutsche Bank Securities Inc.	Salomon Smith Barney, Inc.	Raymond James & Associates, Inc.	Fidelity Capital Markets
9	FID EXPORT & MULTINATIONAL FD	03-Feb-00	09-Feb-00	Dobson Communications Corporation	25,000,000	550,000,000	22.00	500	44,000	LEHM	Lehman Brothers Inc.	Salomon Smith Barney Inc.	Banc of America Securities LLC	Deutsche Bank Securities Inc.	Goldman, Sachs & Co.	Merrill Lynch, Pierce, Fenner & Smith Incorporated
9	FID EXPORT & MULTINATIONAL FD	04-Feb-00	09-Feb-00	FirePond, Inc.	5,000,000	110,000,000	22.00	100	44,000	RSSF	FleetBoston Robertson Stephens Inc.	Dain Rauscher Incorporated	SG Cowen Securities Corporation	E*Offering Corp.	0	0
9	FID EXPORT & MULTINATIONAL FD	03-Feb-00	09-Feb-00	Therma Wave, Inc.	9,000,000	180,000,000	20.00	200	224,000	LEHM	Banc of America Securities LLC	Lehman Brothers Inc.	Fidelity Capital Markets	0	0	0
9	FID EXPORT & MULTINATIONAL FD	05-Apr-00	10-Apr-00	Ulticom	4,250,000	55,250,000	13.00	100	2,600	LEHM	Lehman Brothers	Chase H&Q	US Bancorp Piper Jaffrey	Fid Capital MKTS	0	0
9	FID EXPORT & MULTINATIONAL FD	20-Jul-00	26-Jul-00	Telarian	4,200,000	67,200,000	16.00	100	4,800	LEHM	Lehman	SG Cowen	WIT Sound View	FCM	0	0
9	FID EXPORT & MULTINATIONAL FD	02-Aug-00	08-Aug-00	Rosetta Inpharmatics	7,200,000	100,800,000	14.00	200	2,800	LEHM	0	Lehman Brothers	FCM	Lazard	Prudential Vector Healthcare	0	0
9	FID EXPORT & MULTINATIONAL FD	18-Aug-00	23-Aug-00	Peco III Inc.	5,000,000	75,000,000	15.00	200	6,000	RSSF	0	Robertson Stephens	CIBC World Markets	Needham & Co.	FCM	0	0
9	FID EXPORT & MULTINATIONAL FD	17-Aug-00	23-Aug-00	Integrated Telecom Express	5,600,000	100,800,000	18.00	200	7,200	LEHM	0	Lehman Brothers	Bear stearns & Co.	Wit Soundview	FCM	0	0
9	FID EXPORT & MULTINATIONAL FD	09-Aug-00	14-Aug-00	H Power Corp.	7,000,000	112,000,000	16.00	200	4,800	LEHM	0	Lehman Brothers	CIBC World Markets	Deutsche Banc Alex Brown	Josephthal & Co.	FCM	0
9	FID EXPORT & MULTINATIONAL FD	12-Apr-00	18-Apr-00	Nuance	4,400,000	74,800,000	17.00	200	34,000	GSCO	Goldman Sachs	Thomas Weisal Ptn.	Dain Rauscher Wessel	Wit Sondview	Fid. Capital MKTS	0
9	FID EXPORT & MULTINATIONAL FD	17-Apr-00	20-Apr-00	Dynegy Inc	11,000,000	612,040,000	56.00	49,900	645,424	FBCO	Lehman	ABN AMRO	Banc of America	CIBC World	Credit Suisse	Merrill Lynch	Pain webber
9	FID EXPORT & MULTINATIONAL FD	12-May-00	17-May-00	SEQUOIA SOFTWARE CORP	4,200,000	33,600,000	8.00	300	15,200	LEHM	Lehman Brothers	SG Cowen	Wit Sound View	Fidelity Capital Markets	0	0